UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2023

EG ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 24th Floor

New York, NY 10152

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-888-1040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	EGGFU	The New York Stock Exchange
Class A shares	EGGF	The New York Stock Exchange
Warrants	EGGFW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 21, 2023, EG Acquisition Corp. (the “Company”) filed a definitive proxy statement (the “Definitive Proxy Statement”) for the solicitation of proxies in connection with an special meeting of the Company’s stockholders (the “Special Meeting”) to consider and vote on, among other proposals, the amendment to the Company’s Amended & Restated Certificate of Incorporation to provide for the extension (the “Extension Amendment” and such proposal, the “Extension Amendment Proposal”) of the time period the Company has to complete an initial business combination (the “Extension”), and conditioned upon the Extension Amendment proposal, the amendment of the Investment Trust Management Agreement, dated May 25, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee, to provide for the extension of the date on which the trustee must liquidate the Trust Account (the “Trust Amendment” and such proposal, the “Trust Amendment Proposal”).

Press Release

On May 12, 2023, the Company issued a press release announcing, among other things, (i) the postponement of the Special Meeting (the “Postponement”) from the previously scheduled date of Friday, May 12, 2023, at 10:00 a.m., Eastern Time, to Friday, May 19, 2023, at 12:00 p.m., Eastern Time, in order to allow additional time for the Company to engage with its stockholders, (ii) the resulting extension of the deadline from May 10, 2023 (two business days before the Special Meeting, as originally scheduled) to May 17, 2023 (two business days before the postponed Special Meeting) for delivery of redemption and redemption withdrawal requests from the Company’s stockholders (the “Redemption Deadline Extension”) and (iii) the disclosure that our Sponsor or its designees has agreed to loan us, for each one-month period during the Extension, the lesser of (x) $0.04 per public share that remains outstanding (and has not been redeemed) and (y) $160,000.

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Supplement to the Definitive Proxy Statement

The Company has determined to supplement the Definitive Proxy Statement as set forth below (the “Proxy Supplement”) to provide information about the Postponement, the Redemption Deadline Extension, the Extension Amendment, the Trust Amendment, the Extension Period Loans and the updated risk factor relating to the Trust Account.

There is no change to the location, the record date, or any of the other proposals to be acted upon at the Special Meeting.

AMENDMENT AND SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The following disclosures in this Current Report on Form 8-K supplement, and should be read in conjunction with, the disclosures contained in the Company’s definitive proxy statement (the “Definitive Proxy Statement”), filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2023, which in turn should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All other information in the Definitive Proxy Statement remains unchanged.

As provided in the Definitive Proxy Statement, the Company is seeking stockholder approval of, among other things, the Extension Amendment Proposal and the Trust Amendment Proposal. The purpose of the supplemental disclosures is to provide information about (i) the postponement of the Special Meeting related to the Definitive Proxy Statement, (ii) the resulting extension of the deadline for delivery of redemption and redemption withdrawal requests from the Company’s stockholders to the Company’s transfer agent, (iii) the disclosure that, our Sponsor or its designees has agreed to loan us, for each one-month period during the Extension, the lesser of (x) $0.04 per public share that remains outstanding (and has not been redeemed) and (y) $160,000 and (iv) an updated risk factor.

Terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. For the avoidance of doubt, references to “public shares” does not include any shares of Class B common stock (or any shares of Class A common stock that are issued upon conversion of any shares of Class B common stock).

Special Meeting Date

On May 12, 2023, the Company issued a press release announcing that it has determined to postpone (the “Postponement”) the date of the Special Meeting from May 12, 2023 to May 19, 2023. As a result of this change, the Special Meeting will now be held at 12:00 p.m. Eastern Time on May 19, 2023 virtually at https://www.cstproxy.com/egacquisition/2023 or by dialing (within the U.S. and Canada) 1 800-450-7155 (or +1 857-999-9155 if attendees are located outside the U.S. and Canada), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned.

Extension of Redemption Deadline

As a result of the Postponement, the previously disclosed deadline of May 10, 2023 (two business days before the Special Meeting) for delivery of redemption requests from the Company’s stockholders to the Company’s transfer agent has been extended to May 17, 2023 (two business days before the postponed Special Meeting). Stockholders who wish to withdraw their previously submitted redemption request may ask to do so prior to the postponed Meeting by requesting that the Company’s transfer agent return such shares by 5:00 p.m. Eastern Time on May 17, 2023. Stockholders who do not wish to withdraw their previously submitted redemption requests need not take any further action.

Extension Period Loans

If the Extension Amendment Proposal and the Trust Amendment Proposal are approved and the Extension is implemented, our Sponsor or its designees has agreed to loan to us, for each one-month period during the Extension (each, a “Monthly Extension Period”), the lesser of (a) $0.04 per public share that remains outstanding (and has not been redeemed) as of the last day of such Monthly Extension Period (or, in the case of the initial Loan, as of May 28, 2023) and (b) $160,000, to be funded by our Sponsor not later than seven calendar days following the last day of each such Monthly Extension Period (or, in the case of the Initial Loan, no later than June 5, 2023) (the “Loans”). Each Loan will be deposited in the Trust Account. The Loans will not occur if the Extension Amendment Proposal and the Trust Amendment Proposal are not approved or the Extension is not implemented. In no event will the Sponsor be required to make more than seven Loans (i.e., one Loan in respect of each Monthly Extension Period, if applicable, to the extent the Extension is implemented for the full seven months) and, in the event the Extension is implemented for less than the full seven months, the obligation to make any Loans will only apply through the last Monthly Extension Period that is elected by the Company. The amount of the Loans will not bear interest and will be repayable by us to our Sponsor or its designees upon consummation of an initial business combination. The Company will have the sole discretion whether to extend the date by which the Company must complete a business combination at the request of our Sponsor and if the Company determines not to extend, our Sponsor’s obligation to make Loans following such determination will immediately terminate. If we opt not to utilize any remaining portion of the Extension, then we will liquidate and dissolve promptly in accordance with the Company’s certificate of incorporation.

Risk Factors

The risk factor titled “To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we currently intend, prior to the 24-month anniversary of the closing of the IPO, to instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of investments in the Trust Account, we would likely receive minimal interest on the funds held in the Trust Account, which would reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of the Company” in the Definitive Proxy Statement is hereby amended and restated in its entirety to read as follows:

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, prior to the 24-month anniversary of the closing of the IPO, determine to instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of investments in the Trust Account, we would likely receive minimal interest on the funds held in the Trust Account, which would reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of the Company.

The funds in the Trust Account have, since our initial public offering, been held only in U.S. government treasury securities with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, prior to the 24-month anniversary of the closing of the IPO, instruct Continental, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to maintain the funds in the Trust Account in cash in an interest-bearing demand deposit account at a bank until the earlier of the consummation of our initial business combination and liquidation of the Company. Following such liquidation, we would likely receive minimal interest on the funds held in the Trust Account. However, interest previously earned on the funds held in the Trust Account still may be released to us to pay our taxes, if any. As a result, any decision to liquidate the investments held in the Trust Account and thereafter to hold all funds in the Trust Account in cash in an interest-bearing demand deposit account would reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of the Company.

In addition, even prior to the 24-month anniversary of the closing of the IPO, we may be deemed to be an investment company. The longer that the funds in the Trust Account are held in short-term U.S. government treasury securities or in money market funds invested exclusively in such securities, even prior to the 24-month anniversary of the closing of the IPO, the greater the risk that we may be considered an unregistered investment company, in which case we may be required to liquidate the Company. Accordingly, we may determine, in our discretion, to liquidate the securities held in the Trust Account at any time, even prior to the 24-month anniversary of the closing of the IPO, and instead hold all funds in the Trust Account in cash in an interest-bearing demand deposit account which would further reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of the Company. Were we to liquidate, our warrants would expire worthless, and our stockholders would lose the investment opportunity associated with an investment in the combined company, including any potential price appreciation of our securities.

Additional Information

The Company filed the Definitive Proxy Statement with the SEC on April 21, 2023 in connection with the solicitation of proxies for the Special Meeting. This communication does not contain all the information that should be considered concerning the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Definitive Proxy Statement and any amendments thereto, in connection with the Company’s solicitation of proxies for the Special Meeting to be held to approve the Extension Amendment Proposal and the Trust Amendment Proposal as these materials will contain important information. The definitive proxy statement will be mailed to the stockholders of the Company as of a record date to be established for voting on the Business Combination. Such stockholders will also be able to obtain copies of the definitive proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

The Company, Sponsor and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of the Company’s directors and officers in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 13, 2023, and the Definitive Proxy Statement. Stockholders can obtain copies of the Company’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 12, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2023	EG ACQUISITION CORP.

	By:	/s/ Gregg S. Hymowitz
	Name: Title:	Gregg S. Hymowitz Chief Executive Officer

Exhibit 99.1

EG Acquisition Corp. Announces Postponement of Special Meeting to

to May 19, 2023

NEW YORK (May 12, 2023) — EG Acquisition Corp. (NYSE: EGGF) (“EG” or the “Company”), a Special Purpose Acquisition Company (“SPAC”), sponsored by EnTrust Global and GMF Capital, announced today that its previously announced special meeting (the “Meeting”), for the purpose of considering and voting on, among other proposals, to extend the date (the “Extension”) by which it must consummate an initial business combination, will be postponed from 10:00 a.m. Eastern Time on May 12, 2023 to 12:00 p.m. Eastern Time on May 19, 2023 (the “Postponement”) to allow the Company additional time to engage with stockholders. The Company filed a supplement (the “Proxy Supplement”) today to amend the definitive proxy statement, filed on April 21, 2023 (the “Definitive Proxy Statement”) to provide information about, among other things, (i) the postponement of the Special Meeting related to the Definitive Proxy Statement, (ii) the resulting extension of the deadline for delivery of redemption and redemption withdrawal requests from the Company’s stockholders to the Company’s transfer agent, and (iii) the disclosure that, its sponsor, EG Sponsor LLC, or its designees has agreed to loan us, for each one-month period during the Extension, the lesser of (x) $0.04 per public share that remains outstanding (and has not been redeemed) and (y) $160,000.

The record date for determining the Company stockholders entitled to receive notice of and to vote at the Meeting remains the close of business on April 17, 2023 (the “Record Date”). Stockholders as of the Record Date can vote, even if they have subsequently sold their shares. Stockholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Stockholders who have not yet done so are encouraged to vote as soon as possible.

As a result of the Postponement, the previously disclosed deadline of May 10, 2023 (two business days before the Meeting, as originally scheduled) for delivery of redemption requests from the Company’s stockholders to the Company’s transfer agent has been extended to May 17, 2023 (two business days before the postponed Meeting). Stockholders who wish to withdraw their previously submitted redemption requests may ask to do so prior to the postponed Meeting by requesting that the Company’s transfer agent return such shares by 5:00 p.m. Eastern Time on May 17, 2023. Stockholders who do not wish to withdraw their previously submitted redemption requests need not take any further action. If any such stockholders have questions or need assistance in connection with the Meeting, please contact the Company’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing EGGF.info@investor.morrowsodali.com.

About EG Acquisition Corp.

EG Acquisition Corp. is a SPAC formed for the purpose of effecting a business combination with one or more businesses. It is sponsored by EnTrust Global and GMF Capital, and raised $225 million in its initial public offering on May 26, 2021.

Founded in 1997 by Chairman and CEO Gregg S. Hymowitz, EnTrust Global is a global investment firm with approximately $18 billion in total assets.1 The firm manages assets for more than 500 institutional investors representing 48 countries. EnTrust has invested nearly $14 billion across approximately 160 transactions in both the private and public sectors, including transportation businesses. GMF Capital, a private investment platform founded by Gary Fegel in 2013, manages more than $1.5 billion in assets and has invested more than $5.5 billion of assets across 100+ transactions since inception, including in blank check companies and aviation industry assets.

At the time of the Company’s initial public offering, the sponsor agreed to not sell its founder shares for a period of three years after the business combination.

[1]	As of January 31, 2023; based on estimates and includes assets under advisement and mandates awarded but not yet funded.

Additional Information

The Company filed the Definitive Proxy Statement with the SEC on April 21, 2023 in connection with the solicitation of proxies for the Special Meeting. This communication does not contain all the information that should be considered concerning the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Definitive Proxy Statement and any amendments thereto, in connection with the Company’s solicitation of proxies for the Special Meeting to be held to approve the Extension Amendment Proposal and the Trust Amendment Proposal as these materials will contain important information. The definitive proxy statement will be mailed to the stockholders of the Company as of a record date to be established for voting on the Business Combination. Such stockholders will also be able to obtain copies of the definitive proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

The Company, Sponsor and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of the Company’s directors and officers in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 13, 2023, and the Preliminary Proxy Statement. Stockholders can obtain copies of the Company’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.